Exhibit 21
UNITED STATES CELLULAR CORPORATION
SUBSIDIARY COMPANIES
December 31, 2020

SUBSIDIARY COMPANIES	STATE OF ORGANIZATION

BANGOR CELLULAR TELEPHONE, L.P.	DELAWARE
CALIFORNIA RURAL SERVICE AREA #1, INC.	CALIFORNIA
CEDAR RAPIDS CELLULAR TELEPHONE, L.P.	DELAWARE
CELLVEST, INC.	DELAWARE
CENTRAL CELLULAR TELEPHONES, LTD.	ILLINOIS
CHAMPLAIN CELLULAR, INC.	NEW YORK
COMMUNITY CELLULAR TELEPHONE COMPANY	TEXAS
CROWN POINT CELLULAR, INC.	NEW YORK
DUBUQUE CELLULAR TELEPHONE, L.P.	DELAWARE
HARDY CELLULAR TELEPHONE COMPANY	DELAWARE
IOWA RSA # 3, INC.	DELAWARE
IOWA RSA # 9, INC.	DELAWARE
IOWA RSA # 12, INC.	DELAWARE
JACKSONVILLE CELLULAR PARTNERSHIP	NORTH CAROLINA
JACKSONVILLE CELLULAR TELEPHONE COMPANY	NORTH CAROLINA
KANSAS #15 LIMITED PARTNERSHIP	DELAWARE
KENOSHA CELLULAR TELEPHONE, L.P.	DELAWARE
LAB465, LLC	ILLINOIS
MADISON CELLULAR TELEPHONE COMPANY	WISCONSIN
MAINE RSA # 1, INC.	MAINE
MAINE RSA # 4, INC.	MAINE
MCDANIEL CELLULAR TELEPHONE COMPANY	DELAWARE
MINNESOTA INVCO OF RSA # 7, INC.	DELAWARE
NEWPORT CELLULAR, INC.	NEW YORK
NH #1 RURAL CELLULAR, INC.	NEW HAMPSHIRE
OREGON RSA #2, INC.	OREGON
PCS WISCONSIN, LLC	WISCONSIN
RACINE CELLULAR TELEPHONE COMPANY	WISCONSIN
TENNESSEE NO. 3, LIMITED PARTNERSHIP	TENNESSEE
TEXAHOMA CELLULAR LIMITED PARTNERSHIP	TEXAS
TEXAS INVCO OF RSA # 6, INC.	DELAWARE
TOWNSHIP CELLULAR TELEPHONE, INC.	DELAWARE
UNITED STATES CELLULAR INVESTMENT CO. OF OKLAHOMA CITY, LLC.	OKLAHOMA
UNITED STATES CELLULAR INVESTMENT COMPANY, LLC	DELAWARE
UNITED STATES CELLULAR INVESTMENT CORPORATION OF LOS ANGELES	INDIANA
UNITED STATES CELLULAR OPERATING COMPANY LLC	DELAWARE
UNITED STATES CELLULAR OPERATING COMPANY OF BANGOR	MAINE
UNITED STATES CELLULAR OPERATING COMPANY OF CEDAR RAPIDS	DELAWARE
UNITED STATES CELLULAR OPERATING COMPANY OF CHICAGO, LLC	DELAWARE
UNITED STATES CELLULAR OPERATING COMPANY OF DUBUQUE	IOWA
UNITED STATES CELLULAR OPERATING COMPANY OF KNOXVILLE	TENNESSEE
UNITED STATES CELLULAR OPERATING COMPANY OF MEDFORD	OREGON
UNITED STATES CELLULAR OPERATING COMPANY OF YAKIMA	WASHINGTON
UNITED STATES CELLULAR TELEPHONE COMPANY (GREATER KNOXVILLE), L.P.	TENNESSEE
USCC DISTRIBUTION CO., LLC	DELAWARE
USCC EIP LLC	DELAWARE
USCC FINANCIAL L.L.C.	ILLINOIS
USCC FIRST RESPONDER, INC.	DELAWARE
USCC MASTER NOTE TRUST	DELAWARE

USCC PURCHASE, LLC	DELAWARE
USCC RECEIVABLES FUNDING LLC	DELAWARE
USCC SERVICES, LLC	DELAWARE
USCC WIRELESS INVESTMENT, INC.	DELAWARE
USCCI CORPORATION	DELAWARE
USCIC OF FRESNO	CALIFORNIA
USCOC NEBRASKA/KANSAS, INC.	DELAWARE
USCOC NEBRASKA/KANSAS, LLC	DELAWARE
USCOC OF CENTRAL ILLINOIS, LLC	ILLINOIS
USCOC OF CHICAGO REAL ESTATE HOLDINGS, LLC	DELAWARE
USCOC OF CUMBERLAND, LLC	DELAWARE
USCOC OF GREATER IOWA, LLC	DELAWARE
USCOC OF GREATER MISSOURI, LLC	DELAWARE
USCOC OF GREATER NORTH CAROLINA, LLC	DELAWARE
USCOC OF GREATER OKLAHOMA, LLC	OKLAHOMA
USCOC OF JACKSONVILLE, LLC	DELAWARE
USCOC OF LACROSSE, LLC	WISCONSIN
USCOC OF OREGON RSA # 5, INC.	DELAWARE
USCOC OF PENNSYLVANIA RSA NO. 10-B2, LLC	DELAWARE
USCOC OF RICHLAND, INC.	WASHINGTON
USCOC OF SOUTH CAROLINA RSA # 4, INC.	SOUTH CAROLINA
USCOC OF TEXAHOMA, INC.	TEXAS
USCOC OF VIRGINIA RSA # 3, INC.	VIRGINIA
USCOC OF WASHINGTON-4, INC.	DELAWARE
VERMONT RSA NO. 2-B2, INC.	DELAWARE
WASHINGTON RSA # 5, INC.	WASHINGTON
WESTELCOM CELLULAR, INC.	NEW YORK
WESTERN SUB-RSA LIMITED PARTNERSHIP	DELAWARE
YAKIMA MSA LIMITED PARTNERSHIP	DELAWARE